CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to 1) the incorporation by reference in T. Rowe Price U. S. Bond Index Fund, Inc.'s Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of T. Rowe Price Summit Cash Reserves Fund and T. Rowe Price Summit GNMA Fund (two of the funds comprising T. Rowe Price Summit Funds, Inc.) and T. Rowe Price Summit Municipal Money Market Fund, T. Rowe Price Summit Municipal Intermediate-Term Fund, and T. Rowe Price Summit Municipal Income Fund (comprising T. Rowe Price Summit Municipal Funds, Inc.), which are incorporated by reference into the Registration Statement; 2) the inclusion in the Registration Statement of our report dated October 25, 2000, relating to the financial statement of T. Rowe Price U.S. Bond Index Fund, Inc.; and 3) the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
October 25, 2000